UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 2, 2009

TELEMETRIX, INC. (Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 000-14724

DELAWARE (State or other jurisdiction of incorporation or organization)	470830931 (I.R.S. Employer Identification No.)

6650 Gunpark Drive, Suite 100, Boulder, Colorado 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-652-0103

_________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets

Secured Creditor Green Eagle Communications Inc. & Green Eagle Networks Inc. to Acquire all of the Assets of Telemetrix Inc. & its 100% owned subsidiary Convey Communications Inc. in exchange for Approximately $4 million in Outstanding Debt.

Telemetrix Inc. and Convey Communications Inc. (Telemetrix) transferred certain assets effective June 26, 2009 of Telemetrix under foreclosure to Green Eagle Communications Inc. (Green Eagle) in full satisfaction of debt owing to Green Eagle in the approximate amount of $975,000. These assets consist primarily of the Nokia media server equipment and bay stations along with the three patent s and the billing system owned by Telemetrix.

Telemetrix also agreed on June 26, 2009 to sell the C & F Block Licenses and associated roaming agreements and all the land, towers and antennas Telemetrix owns along with the associated network agreements to Green Eagle in exchange for the tender of approximately $3,000,000 in outstanding debt owed by Telemetrix to Green Eagle. As a result, Telemetrix is able to reduce its debt by an amount that is greater than the value of the assets purchased by Green Eagle in the transaction. Telemetrix also negotiated an ongoing ability to utilize the network being purchased by Green Eagle without having to carry the burden of the total operating network costs. The sale of the C & F Block Licenses to Green Eagle is subject to transfer of ownership approval by the Federal Communications Commission.

William Becker Chairman of the Board stated, “The company believes this sale and foreclosure is in the best interest of the shareholders because it removes a debt obligation of approximately $4 million off the books of the company in exchange for assets that are below the value of that debt and the company still has the ability to utilize the network for future customers without incurring the high operating cost of maintaining the network which Telemetrix believes will allow the company to achieve profitable operations in the future.”

Green Eagle Communications Inc. and Green Eagle Networks Inc. are majority-owned by family members of William Becker, the current Chairman of the Board of Telemetrix. William Becker has no ownership, officer or director position in Green Eagle.

About Telemetrix, Inc.

Telemetrix is a wireless mobile telecommunications service provider and network operator, with headquarters in Boulder, Colorado. The Company is a provider of wireless voice, data and short-messaging services. The Company is marketing its services under Convey Wireless, a registered “doing business as” name.

Forward-Looking Statements

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2009

Telemetrix Inc.

By:	/s/ William Becker William Becker Chief Executive Officer (Principal Executive Officer)